                                                                    Exhibit 2(e)

                      EXHIBIT A OF ASSET PURCHASE AGREEMENT

SELLER                                                BUSINESS
------                                                --------

A H Imaging Center, Inc.                              Anaheim Hills Diagnostic Imaging Center

Fremont Imaging Center, Inc.                          Fremont Imaging Center

MediTek-Broward, Inc.                                 Fort Lauderdale Regional MRI

MediTek Palm Beach Gardens, Inc.                      Palm Beach Gardens Imaging Center

Mica Cal III, Inc.                                    Downey MRI Center

Mica Cal IV, Inc.                                     Medical Imaging of Huntington Beach

Modesto Imaging Center, Inc.                          Modesto Imaging Center

Orange Park Diagnostic Center Inc.                    Orange Park Imaging Center

Salisbury Imaging Inc.                                Arlington Imaging Center
                                                      Mandarin Imaging Center
                                                      Mobile Division Jacksonville
                                                      Riverside Imaging Center
                                                      Salisbury Imaging Center

San Francisco Magnetic Resonance Center, Inc.         San Francisco Magnetic Resonance Center

Westlake Diagnostic Center, Inc.                      Westlake Diagnostic Center


